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                                                                    EXHIBIT 23.1

Consent of Independent Public Accountants


As independent public accountants, we hereby consent to the incorporation by reference in this Form 10-K of our report dated January 23, 1998 included in PG&E Gas Transmission, Northwest Corporation's (formerly, Pacific Gas Transmission Company) previously filed Registration Statement File No. 33-91048. It should be noted that we have not audited any financial statements of the company subsequent to December 31, 1997 or performed any audit procedures subsequent to the date of our report.



                                                     /s/ Arthur Andersen LLP
                                                 -------------------------------
                                                         Arthur Andersen LLP


Portland, Oregon
March 30, 1998